EXHIBIT 21

LIST OF SUBSIDIARIES

Qporter, Inc., a Nevada corporation
Qnective AG (formerly Qporter Schweiz AG), a Switzerland corporation
Qporter Poland Sp.z o.o, a Poland corporation